T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

Legal Requirement. In accordance with the requirements of

the Securities Exchange Act of 1934, the Investment Company

Act of 1940, the Investment Advisers Act of 1940, the Insider

Trading and Securities Fraud Enforcement Act of 1988, and the

various United Kingdom laws and regulations, Price Group and the mutual funds ("Price Funds") which its affiliates manage have adopted this Statement of Policy on Securities

Transactions ("Statement").

Price Advisers' Fiduciary Position. As investment advisers,

the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients,

avoiding those situations which might place, or appear to

place, the interests of the Price Advisers or their officers,

directors and employees in conflict with the interests of

clients.

Purpose of Statement. The Statement was developed to help

guide Price Group's employees and independent directors and

the independent directors of the Price Funds in the conduct

of their personal investments and to:

eliminate the possibility of a transaction occurring that

the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

avoid situations where it might appear that Price Group or

the Price Funds or any of their officers, directors, employees,

or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

prevent, as well as detect, the misuse of material,

non-public information.

Those subject to the Code, including the independent

directors of Price Group and the Price Funds, are urged to

consider the reasons for the adoption of this Statement.

Price Group's and the Price Funds' reputations could be

adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of

the Price Advisers and the independent directors of the Price

Funds.

Front Running. Front Running is illegal. It is generally

defined as the purchase or sale of a security by an officer,

director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client

transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities.

Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access

Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. Non-Access Persons are subject to the general principles of the Statement and its reporting

requirements, but are exempt from prior clearance requirements except for transactions in Price Group stock. The persons and entities covered by this Statement are:

Price Group. Price Group, each of its subsidiaries and

affiliates, and their retirement plans.

Employee Partnerships. Partnerships such as Pratt Street

Ventures.

Personnel. Each officer, inside director and employee of

Price Group and its subsidiaries and affiliates, including T.

Rowe Price Investment Services, Inc., the principal

underwriter of the Price Funds.

Certain Temporary Workers. These workers include:

All temporary workers hired on the Price Group payroll ("TRP

Temporaries");

All agency temporaries whose assignments at Price Group

exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

All independent or agency-provided consultants whose

assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group's employees

(versus project work that stands apart from ongoing work); and

Any contingent worker whose assignment is more than casual

in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the

Code.

Retired Employees. Retired employees of Price Group who

continue to receive investment research information from one or more of the Price Advisers will be subject to this

Statement.

Independent Directors of Price Group, the Savings Bank and

the Price Funds. The independent directors of Price Group

include those directors of Price Group who are neither

officers nor employees of Price Group or any of its

subsidiaries or affiliates. The independent directors of the

T. Rowe Price Savings Bank ("Savings Bank") include those

directors of the Savings Bank who are neither officers nor

employees of Price Group or any of its subsidiaries or

affiliates. The independent directors of the Price Funds

include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

Although subject to the general principles of this Statement,

including the definition of "beneficial ownership,"

independent directors are subject only to modified reporting requirements. See p. 4-17. The independent directors of the

Savings Bank and the Price Funds are exempt from prior

clearance requirements. The independent directors of Price

Group are exempt from the prior clearance requirements except for Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as

"Access Persons" under the Code. The term "Access Person" means:

the Price Advisers;

any officer (vice president or above) or director (excluding independent directors) of any of the Price Advisers or the Price

Funds;

any person associated with Price Group or the Price Funds

who, in connection with his or her regular functions or duties,

makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

any person in a control relationship to any of the Price

Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the

Price Fund or advisory client.

All Access Persons are notified of their status under the

Code.

Investment Personnel. An Access Person is further identified as "Investment Personnel" if, in connection with his or her

regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of

securities" by a Price Fund or other advisory client.

The term "Investment Personnel" includes, but is not limited to:

those employees who are authorized to make investment

decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

research and credit analysts; and

traders who assist in the investment process.

All Investment Personnel are deemed Access Persons under the

Code. All Investment Personnel are notified of their status

under the Code. Investment Personnel are generally

prohibited from investing in initial public offerings. See

pp. 4-11; 4-13.

NON-ACCESS PERSONS. Persons who do not fall within the

definition of Access Persons are deemed "Non-Access Persons." If a Non-Access Person is married to an Access Person, then the non-

Access Person is deemed to be an Access Person under the

beneficial ownership provisions described below.

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel)

or the TRP International Compliance Team (International

personnel) when you have questions as to the application of this

Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a "beneficial owner" of the security under the

Rule 16a-1 of the Securities Exchange Act of 1934 ("Exchange

Act"), as defined below.

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For

example, if you have an exercisable trading authorization (e.g.,

a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account,

or are directing another person's or entity's trades, those

transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described

below.

Definition of Beneficial Owner. A "beneficial owner" is any

person who, directly or indirectly, through any contract,

arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

securities held by members of the person's immediate family

sharing the same household, although the presumption of

beneficial ownership may be rebutted;

a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

a person's right to acquire securities through the exercise

or conversion of any derivative security, whether or not

presently exercisable;

a general partner's proportionate interest in the portfolio

securities held by a general or limited partnership;

certain performance-related fees other than an asset-based

fee, received by any broker, dealer, bank, insurance company,

investment company, investment adviser, investment manager,

trustee or person or entity performing a similar function; and

a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an

independent trading program in which you have no input.

Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family

situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written

request for clarification or exemption to either Baltimore

Legal/Compliance or the TRP International Compliance Team, as

appropriate. Any such request for clarification or exemption should name the account, your interest in the account, the

persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are not self-executing; any exemption must be granted through Baltimore

Legal/Compliance or the TRP International Compliance Team.

PRIOR CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior clearance does not relieve you from conducting your

personal securities transactions in full compliance with the

Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of

Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a

public company, ownership of its stock subjects its officers,

inside and independent directors, employees and all others

subject to the Code to special legal requirements under the

federal securities laws. You are responsible for your own

compliance with these requirements. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

Independent Directors of Price Funds. The independent

directors of the Price Funds are prohibited from owning the

stock of Price Group.

Quarterly Earnings Report. Generally, all Access Persons and

Non-Access Persons and the independent directors of Price

Group must refrain from initiating transactions in Price

Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such

other date as management shall from time to time determine)

until the third trading day following the public release of

earnings. You will be notified in writing through the Office of the Secretary of Price Group ("Secretary") from time to

time as to the controlling dates.

Prior Clearance of Price Group Stock Transactions Generally.

Access Persons and Non-Access Persons and the independent

directors of Price Group are required to obtain clearance

prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned

beneficially or through the Employee Stock Purchase Plan. A

transfer includes a change in ownership name of shares of

Price Group stock, including a transfer of the shares into

street name to be held in a securities account and any

transfers of shares of Price Group stock between securities

firms or accounts, including accounts held at the same firm.

Prior Clearance Procedures for Price Group Stock. Requests

for prior clearance must be in writing on the form entitled

"Notification of Proposed Transaction" (available from the

Corporate Records Department and on the firm's Intranet under

Corporate/Corporate Records) and be submitted to the

Secretary, who is responsible for processing and maintaining the records of all such requests. This includes not only

market transactions, but also sales of stock purchased either through the Price Group Employee Stock Purchase Plan ("ESPP")

or through a brokerage account if shares of Price Group stock are transferred there from the ESPP. Purchases effected

through the ESPP are automatically reported to the Secretary.

Prohibition Regarding Transactions in Publicly-Traded Price

Group Options. Transactions in publicly-traded options on

Price Group stock are not permitted.

Applicability of 60-Day Rule to Price Group Stock

Transactions. Transactions in Price Group stock are subject

to the 60-Day Rule except for transactions effected through

the ESPP, the exercise of employee stock options granted by

Price Group, and shares obtained through an established

dividend reinvestment program. The 60-Day Rule does apply to shares transferred out of the ESPP to a securities account;

generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

Gifts of Price Group stock, although subject to prior

clearance, are also not subject to this Rule.

Purchases through payroll deduction of Price Group stock in

the ESPP are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group

stock. See p. 4-22.

Access Persons and Non-Access Persons and the

independent directors of Price Group must obtain

prior clearance of any transaction involving Price

Group stock from the Office of the Secretary of Price

Group.

Initial Disclosure of Holdings of Price Group Stock. Each

new employee must report to the Secretary any shares of Price

Group stock of which he or she has beneficial ownership no

later than 10 days after his or her starting date.

Dividend Reinvestment Plans for Price Group Stock. Purchases

of Price Group stock owned outside of the ESPP and effected

through a dividend reinvestment plan need not receive prior

clearance if the firm has been previously notified by the

employee that he or she will be participating in that plan.

Reporting of transactions effected through that plan need

only be made quarterly, except in the case of employees who

are subject to Section 16 of the Securities Exchange Act of

1934, who must report such transactions at least monthly.

Effectiveness of Prior Clearance. Prior clearance of

transactions in Price Group stock is effective for five (5)

business days from and including the date the clearance is

granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person

receiving the approval comes into possession of material,

non-public information concerning the firm. If the proposed

transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the

individual can execute the proposed transaction.

Reporting of Disposition of Proposed Transaction. You must

use the form returned to you by the Secretary to notify the

Secretary of the disposition (whether the proposed

transaction was effected or not) of each transaction

involving shares of Price Group stock owned directly. The

notice must be returned within two business days of the

trade's execution, or within seven business days of the date of prior clearance if the trade is not executed.

Insider Reporting and Liability. Under current rules,

certain officers, directors and 10% stockholders of a

publicly traded company ("Insiders") are subject to the

requirements of Section 16. Insiders include the directors

and certain managing directors of Price Group.

SEC Reporting. There are three reporting forms which

Insiders are required to file with the SEC to report their

purchase, sale and transfer transactions in, and holdings of,

Price Group stock. Although the Secretary will provide

assistance in complying with these requirements as an

accommodation to Insiders, it remains the legal

responsibility of each Insider to assure that the applicable reports are filed in a timely manner.

Form 3. The initial ownership report by an Insider is

required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Secretary will deliver to the

Insider a Form 3 for appropriate signatures and will file the form with the SEC.

Form 4. Any change in the Insider's ownership of Price

Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the

10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the

Insider a Form 4, as applicable, for appropriate signatures and will file the form with the SEC.

Form 5. Any transaction or holding that is exempt from

reporting on Form 4, such as small purchases of stock, gifts,

etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction

occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

Liability for Short-Swing Profits. Under the United

States securities laws, profit realized by certain

officers, as well as directors and 10% stockholders of a

company (including Price Group) as a result of a purchase

and sale (or sale and purchase) of stock of the company

within a period of less than six months must be returned

to the firm or its designated payee upon request.

Office of Thrift Supervision ("OTS") Reporting. TRPA and

Price Group are holding companies of T. Rowe Price Savings

Bank, which is regulated by the OTS. OTS regulations require the Directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock

of Price Group and of the stock of any non-affiliated bank,

savings bank, bank holding company, or savings and loan

holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person

to ensure that the required reports are filed in a timely

manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR

ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. Non-

Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

Access Persons and Non-Access Persons and the

independent directors of Price Group must obtain

prior clearance of any transaction involving Price

Group stock from the Office of the Secretary of Price

Group.

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage

(generally available only to U.S. residents) or through an

unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do not check compliance with the 60-

Day Rule (p. 4-21); you are responsible for ensuring your

compliance with this rule.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT ARE EXEMPT

FROM PRIOR CLEARANCE AND REPORTING. The following transactions are exempt from both the prior clearance and reporting

requirements:

Mutual Funds and Variable Insurance Products. The

purchase or redemption of shares of any open-end

investment companies, including the Price Funds, and

variable insurance products, except that any employee who

serves as the president or executive vice president of a

Price Fund must report his or her beneficial ownership or

control of shares in that Fund to Baltimore

Legal/Compliance through electronic mail to Dottie Jones.

U.S. Government Obligations. Purchases or sales of

direct obligations of the U.S. Government.

Certain Commodity Futures Contracts. Purchases or sales

of commodity futures contracts for tangible goods (e.g.,

corn, soybeans, wheat) if the transaction is regulated

solely by the United States Commodity Futures Trading

Commission ("CFTC"). Futures contracts for financial

instruments, however, must receive prior clearance.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT ARE EXEMPT FROM

PRIOR CLEARANCE, BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND

NON-ACCESS PERSONS.

Unit Investment Trusts. Purchases or sales of shares in

unit investment trusts, including such unit investment

trusts as DIAMONDS, SPYDER and Nasdaq-100 Index Tracking

Stock ("QQQ").

National Government Obligations (other than U.S.).

Purchases or sales of direct obligations of national (non-

U.S.) governments.

Pro Rata Distributions. Purchases effected by the

exercise of rights issued pro rata to all holders of a

class of securities or the sale of rights so received.

Stock Splits and Similar Acquisitions. The acquisition

of additional shares of existing corporate holdings

through stock splits, stock dividends, exercise of

rights, exchange or conversion. Reporting of such

transactions need only be made quarterly.

Mandatory Tenders. Purchases and sales of securities

pursuant to a mandatory tender offer.

Spousal Employee-Sponsored Payroll Deduction Plans.

Purchases by an Access Person's spouse pursuant to an

employee-sponsored payroll deduction plan (e.g., a 401(k)

plan or employee stock purchase plan), provided Baltimore

Legal/Compliance (U.S.-based personnel) or the TRP

International Compliance Team (International personnel)

has been previously notified by the Access Person that

the spouse will be participating in the payroll deduction

plan. Reporting of such transactions need only be made

quarterly.

Exercise of Stock Option of Corporate Employer by Spouse.

Transactions involving the exercise by an Access Person's

spouse of a stock option issued by the corporation

employing the spouse. However, a subsequent sale of the

stock obtained by means of the exercise must receive

prior clearance.

Dividend Reinvestment Plans. Purchases effected through

an established Dividend Reinvestment Plan ("DRP").

Reporting of these transactions may be made quarterly. An

Access Person's purchase of share(s) of the issuer to

initiate participation in the DRP or an Access Person's

purchase of shares in addition to those purchased with

dividends (a "Connected Purchase") and any sale of shares

from the DRP must receive prior clearance.

Systematic Investment Plans/Savings Schemes. Purchases

effected through a systematic investment plan (i.e., a

regular savings scheme or savings plan) involving the

automatic investment of a set dollar or other currency

amount on predetermined dates, provided Baltimore

Legal/Compliance (U.S.-based personnel) or the TRP

International Compliance Team (International personnel)

has been previously notified by the Access Person that he

or she will be participating in the plan or scheme.

Reporting of Systematic Investment Plan/Savings Scheme

transactions need only be made quarterly. An Access

Person's purchase of securities of the issuer to initiate

participation in the plan and any sale of shares from

such a plan must receive prior clearance.

Inheritances. The acquisition of securities through

inheritance.

Gifts. The giving of or receipt of a security as a gift.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior clearance requirements prior to execution on behalf of an Access Person, including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to

receive prior clearance for securities transactions (other than

Price Group stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE GROUP

STOCK) FOR ACCESS PERSONS. Unless described as exempt from prior clearance above or subject to an exemption granted by the

Chairperson of the Ethics Committee, Access Persons must receive prior clearance for all securities transactions. This includes transactions in

closed-end funds, including Exchange Traded Funds ("ETFs")

(e.g., iShares; Cubes), and

sector index funds that are closed-end funds.

All Access Persons should follow the procedures set forth below,

depending upon their location, before engaging in the

transactions described.

For U.S. - Based Access Persons:

Procedures For Obtaining Prior Clearance For Initial Public

Offerings ("IPOs"):

Non-Investment Personnel. Access Persons who are not

Investment Personnel ("Non-Investment Personnel") may

purchase securities that are the subject of an IPO only

if prior written approval has been obtained from the

Chairperson of the Ethics Committee or his or her

designee ("Designee"). An IPO is an offering of

securities registered under the Securities Act of 1933

when the issuer of the securities, immediately before the

registration, was not subject to certain reporting

requirements of the Securities Exchange Act of 1934.

In considering such a request for approval, the

Chairperson or his or her Designee will determine whether

the proposed transaction presents a conflict of interest

with any of the firm's clients or otherwise violates the

Code. The Chairperson or his or her Designee will also

determine whether the following conditions have been met:

1. The purchase is made through the Non-Investment Personnel's regular broker;

2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

3. The transaction otherwise meets the requirements of the

NASD's rules on free riding and withholding.

Non-Investment Personnel will not be permitted to purchase

shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, even after approval has been

obtained from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel must check with the

Equity Trading Desk the day the offering is priced before

purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed --

commonly referred to as the aftermarket. The 60-Day Rule

applies to transactions in securities purchased in an IPO.

Investment Personnel. Investment Personnel may not

purchase securities in an IPO.

Non-Access Persons. Although Non-Access Persons are not

required to receive prior clearance before purchasing

shares in an IPO, any Non-Access Person who is a

registered representative of Investment Services is

reminded that NASD rules may restrict his or her ability

to buy shares in a "hot issue," which is a new issue that

trades at a premium in the secondary market whenever that

trading commences.

Procedures For Obtaining Prior Clearance For Private

Placements. Access Persons may not invest in a private

placement of securities, including the purchase of limited

partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a

Designee. In considering such a request for approval, the

Chairperson will determine whether the investment opportunity

(private placement) should be reserved for the firm's

clients, and whether the opportunity is being offered to the

Access Person by virtue of his or her position with the firm.

The Chairperson will also secure, if appropriate, the

approval of the proposed transaction from the chairperson of the applicable investment steering committee.

Continuing Obligation. An Access Person who has

received approval to invest in a private placement of

securities and who, at a later date, anticipates

participating in the firm's investment decision process

regarding the purchase or sale of securities of the

issuer of that private placement on behalf of any

client, must immediately disclose his or her prior

investment in the private placement to the Chairperson

of the Ethics Committee and to the chairperson of the

appropriate investment steering committee.

Registered representatives of Investment Services are

reminded that NASD rules may restrict investment in a private placement in certain circumstances.

Procedures For Obtaining Prior Clearance For All Other

Securities Transactions. Requests for prior clearance by

Access Persons for all other securities transactions

requiring prior clearance should generally be made via iTrade on the firm's intranet to the Equity Trading Department,

which will be responsible for processing and maintaining the records of all such requests. If iTrade is not available,

requests may be made orally, in writing, or by electronic

mail (e-mail address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if

iTrade is not available is strongly encouraged. All requests must include the name of the security, the number of shares

or amount of bond involved, and the nature of the

transaction, i.e., whether the transaction is a purchase,

sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department,

documenting the request and its approval/disapproval.

Requests will normally be processed on the same day; however,

additional time may be required for prior clearance of

transactions in non-U.S. securities.

Effectiveness of Prior Clearance. Prior clearance of a

securities transaction is effective for three (3) business

days from and including the date the clearance is granted,

regardless of the time of day when clearance is granted. If

the proposed securities transaction is not executed within

this time, a new clearance must be obtained. In situations

where it appears that the trade will not be executed within

three business days even though the order was entered in that time period (e.g., certain transactions through Transfer

Agents or spousal employee-sponsored payroll deduction

plans), please contact Baltimore Legal/Compliance.

Reminder. If you are an Access Person and become the

beneficial owner of another's securities (e.g., by marriage

to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities

become subject to the prior clearance requirements.

For International Access Persons:

General Procedures For Obtaining Prior Clearance (Other Than

Price Group Stock) For Access Persons. Requests for prior

clearance may be made by electronic mail or by submitting a

written form to the TRP International Compliance Team. The

TRP International Compliance Team is responsible for

processing and maintaining the records of all such requests.

All requests must include the name of the security, the

number of shares or amount of bond involved, and the

estimated value of the requested transaction.

The TRP International Compliance Team will record whether the request was approved or disapproved and the date and time of the approval or disapproval; the reason for any disapproval;

the nature of the transaction (i.e., whether the transaction is a purchase, sale, short sale, or buy to cover), and

whether the securities are part of a new issue or private

placement.

Responses to all requests will be confirmed by the TRP

International Compliance Team by electronic mail or on a

standard written form documenting the request and its

approval/disapproval.

Requests will normally be processed on the same day they are received; however, additional time may be required to allow

checks to be made with overseas offices.

Effectiveness of Prior Clearance. Prior clearance of a

securities transaction is effective for three (3) business

days from and including the date the clearance is granted.

If the proposed securities transaction is not executed within this time, a new clearance must be obtained. For example, if approval is granted at 2:00 pm Monday, the trade must be

executed by Wednesday. In situations where it appears that

the trade will not be executed within three business days

even though the order was entered in that time period (e.g.,

an Individual Savings Account), please contact the TRP

International Compliance Team.

Procedures for Obtaining Prior Clearance for Initial Public

Offerings ("IPOs"):

Investment Personnel. Generally Investment Personnel may not

purchase shares in an IPO. However, an exemption from the TRP

International Compliance Team to permit investment in certain

IPOs open to the general public in which allocations are made by the issuer/syndicate on a purely random basis (lottery) or on a pro-rata basis per application ("Pro-Rata Offering") may be available.

Non-Investment Personnel. Access Persons other than

Investment Personnel ("Non-

Investment Personnel") may purchase securities in a Pro-rata

Offering if the following four conditions are met:

The issue is a Pro-Rata Offering;

Residence;

No order for the purchase of any such securities has been

entered by a Price Adviser on behalf of any client; and

The number of shares to be purchased is commensurate with

the normal size and activity of the Access Person's account.

Non-Investment Personnel may also be granted approval to

purchase securities that are the subject of a non-Pro-Rata

Offering. In considering such a request for approval, the

TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code.

Approvals will carry the following conditions:

1. The purchase is made through the Non-Investment

Personnel's regular broker, bank, or from a

syndicate member through a general solicitation

or subscription form, if relevant; and

2. The number of shares to be purchased is

commensurate with the normal size and activity of

the Non-Investment Personnel's account.

All Access Persons. Neither Investment Personnel nor Non-

Investment Personnel will be permitted to purchase in an IPO if any of the Price Advisers' clients are prohibited from

doing so. This prohibition will remain in effect until these clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly

referred to as the aftermarket. In addition, the 60-Day Rule applies to transactions in securities purchased in an IPO.

Procedures for Obtaining Prior Clearance for Private

Placements. Approval for an Access Person to invest in or

sell securities through a private placement of securities,

including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the

usual manner. The approval process will include a review by a member of the Investment Team to determine whether the

investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being

offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics

Committee.

Continuing Obligation. Any Access Person who has

received approval to invest in a private placement of

securities and who, at a later date, anticipates

participating in the firm's investment decision process

regarding the purchase or sale of securities of the

issuer of that private placement on behalf of any client,

must immediately disclose his or her prior investment in

the private placement to the TRP International Compliance

Team.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading

Department, either directly or by iTrade, and/or by the

Chairperson of the Ethics Committee or by the TRP International

Compliance Team (unless it is determined that an exemption is appropriate), if:

Pending Client Orders. Orders have been placed by any of

the Price Advisers to purchase or sell the security.

Purchases and Sales Within Seven (7) Calendar Days. The

security has been purchased or sold by any client of a

Price Adviser within seven calendar days immediately

prior to the date of the proposed transaction. For

example, if a client transaction occurs on Monday, an

Access Person may not purchase or sell that security

until Tuesday of the following week. If all clients have

eliminated their holdings in a particular security, the

seven-day restriction is not applicable to an Access

Person's transactions in that security.

Approved Company Rating Changes. A change in the rating

of an approved company as reported in the firm's Daily

Research News has occurred within seven (7) calendar days

immediately prior to the date of the proposed

transaction. Accordingly, trading would not be permitted

until the eighth (8) calendar day.

Securities Subject to Internal Trading Restrictions. The

security is limited or restricted by any of the Price

Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has a proposed securities transaction disapproved, he or she must not communicate any

information about the disapproval to another person and must not cause any other person to enter into such a transaction.

Requests for Waivers of Prior Clearance Denials. If an Access

Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a

waiver. All such requests must be in writing and must fully

describe the basis upon which the waiver is being requested.

Waivers are not routinely granted.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All

Access Persons and Non-Access Persons must request

broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 4-4 for a

discussion of beneficial ownership and control concepts) as

follows:

U.S.-based personnel should have this information sent to

the attention of Compliance, Legal Department, T. Rowe Price,

P.O. Box 17218, Baltimore, Maryland 21297-1218.

International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe

Price International, Inc., 60 Queen Victoria Street, London EC4N

4TZ United Kingdom.

NOTIFICATION OF SECURITIES ACCOUNTS. All Access Persons and Non-

Access Persons must give notice before opening or trading in a securities account with any broker, dealer, investment adviser,

bank, or other financial institution, including TRP Brokerage, as follows:

U.S.-based personnel must give notice by e-mail to

Legal/Compliance;

International personnel must give notice in writing (which

may include e-mail) to the TRP International Compliance Team.

New Personnel Subject to the Code. A person subject to the

Code must give written notice as directed above of any

existing securities accounts maintained with any broker,

dealer, investment adviser, bank or other financial

institution within 10 days of association with the firm.

You do not have to report accounts at transfer agents or

similar entities if the only securities in those accounts are variable insurance products or mutual funds if these are the only types of securities that can be held or traded in the

accounts. If other securities can be held or traded, the

accounts must be reported. For example, if you have an

account at T. Rowe Price Services, Inc., a transfer agent

that holds shares of a Price Fund, that account is not

reportable. If, however, you have a brokerage account it

must be reported even if the only securities currently held

or traded in it are mutual funds.

Officers, Directors and Registered Representatives of

Investment Services. The NASD requires each associated

person of T. Rowe Price Investment Services, Inc. to:

Obtain approval from Investment Services (whether the

registered person is based in the United States or

internationally) -- the request should be in writing, directed to

Baltimore Legal/Compliance, and submitted before opening or

placing the initial trade in a securities account; and

If the securities account is with a broker/dealer, provide

the broker/dealer with written notice of his or her association with Investment Services.

Annual Statement by Access Persons. Each Access Person must

also file with the firm a statement of his or her accounts as of year-end in January of the following year.

Reminder. If you become the beneficial owner of another's

securities (e.g., by marriage to the owner of the securities)

or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following

requirements apply both to Access Persons and Non-Access Persons:

Report Form. If the executing firm provides a confirmation,

contract note or similar statement directly to the firm, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price

Employee's Report of Securities Transactions," which is

available on the firm's Intranet under Corporate/Legal.

When Reports are Due. You must report a securities

transaction within ten (10) days after the trade date or

within (10) days after the date on which you first gain

knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving a systematic

investment plan/savings scheme, in an established dividend

reinvestment plan, or the purchase of securities by a spouse pursuant to an employee-sponsored payroll deduction plan,

however, may be reported quarterly.

The TRP International Compliance Team will send all reports

it receives to Baltimore Legal/Compliance on a quarterly

basis.

Reminder. If you become the beneficial owner of another's

securities (e.g., by marriage to the owner of the securities)

or begin to direct trading of another's securities, the

transactions in these securities become subject to the

transaction reporting requirements.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS

OF THE PRICE FUNDS, THE INDEPENDENT DIRECTORS OF PRICE GROUP,

AND THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The

independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically:

(1) a report for each securities transaction must be filed with

Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was

effected; and (2) a report must be filed for each quarter,

regardless of whether there have been any reportable

transactions. Baltimore/Legal Compliance will send the

independent directors of the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

The independent directors of Price Group are not required to report their personal securities transactions (other than

transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research,

recommendations, or transactions. However, the independent

directors of Price Group are reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Baltimore/Corporate Records (e.g., changes in holdings of stock of financial institutions or financial

institution holding companies).

The independent directors of the Savings Bank are not required to report their personal securities transactions except as they may be specifically requested from time to time to do so by the

Savings Bank in accordance with regulatory or examination

requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS.

These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons and Non-Access

Persons and, where indicated, to the independent directors of

Price Group and the Price Funds.

Dealing with Clients. Access Persons, Non-Access Persons and the independent directors of Price Group and the Price Funds may not, directly or indirectly, sell to or purchase from a

client any security. Market transactions are not subject to

this restriction. This prohibition does not preclude the

purchase or redemption of shares of any mutual fund that is a client of any of the Price Advisers and does not apply to

transactions in a spousal employer-sponsored payroll

deduction plan or spousal employer-sponsored stock option

plan.

Client Investment Partnerships.

Co-Investing. The independent directors of the Price

Funds are not permitted to co-invest in client investment

partnerships of Price Group or its affiliates, such as

Strategic Partners, Threshold, and Recovery.

Direct Investment. The independent directors of the

Price Funds are not permitted to invest as limited

partners in client investment partnerships of Price Group

or its affiliates.

Investment Clubs. These restrictions vary depending upon the person's status, as follows:

Non-Access Persons. A Non-Access Person may form or

participate in a stock or investment club without

approval of the Chairperson of the Ethics Committee

(U.S.-based personnel) or the TRP International

Compliance Team (international personnel). Only

transactions in Price Group stock are subject to prior

clearance requirements. Club transactions must be

reported just as the Non-Access Person's individual

trades are reported.

Access Persons. An Access Person may not form or

participate in a stock or investment club unless prior

written approval has been obtained from the Chairperson

of the Ethics Committee (U.S.-based personnel) or the

TRP International Compliance Team (international

personnel). All transactions by such a stock or

investment club in which an Access Person has beneficial

ownership or control are subject to the same prior

clearance and reporting requirements applicable to an

individual Access Person's trades.

If, however, the Access Person has beneficial ownership

solely by virtue of his or her spouse's participation in

the club and has no investment control or input into

decisions regarding the club's securities transactions,

he or she may request the waiver of prior clearance

requirements of the club's transactions (except for

transactions in Price Group stock) from the Chairperson

of the Ethics Committee or the TRP International

Compliance Team, as appropriate, as part of the approval

process.

Margin Accounts. While margin accounts are discouraged, you

may open and maintain margin accounts for the purchase of

securities provided such accounts are with firms with which

you maintain a regular securities account relationship.

Trading Activity. You are discouraged from engaging in a

pattern of securities transactions which either:

Is so excessively frequent as to potentially impact your

ability to carry out your assigned responsibilities, or

Involves securities positions that are disproportionate to

your net assets.

At the discretion of the Chairperson of the Ethics

Committee, written notification of excessive trading may

be sent to you and/or the appropriate supervisor if ten

or more reportable trades occur in your account(s) in a

month, or if circumstances otherwise warrant this action.

The following rules apply only to Access Persons:

Exempt List Transactions. Although subject to prior

clearance, transactions involving securities in certain large issuers or in issuers with high trading volumes, within the

parameters set by the Ethics Committee (the "Exempt List"),

will be approved under normal circumstances, as follows:

Transactions Involving Exempt List Securities. This

exemption applies to transactions involving no more than

U.S. $20,000 (all amounts are in U.S. dollars) or the

nearest round lot (even if the amount of the transaction

marginally exceeds $20,000) per security per seven (7)

calendar day period in securities of:

issuers with market capitalizations of $5 billion or more,

or

U.S. issuers with an average daily trading volume in excess

of 500,000

shares over the preceding 90 calendar days.

Note that if the rating on the security as reported in

the firm's Daily Research News has been changed to a 1 or

a 5 within the seven (7) calendar days immediately prior

to the date of the proposed transaction, this exemption

is not available.

Transactions Involving Options on Exempt List Securities.

Access Persons may not purchase uncovered put options or

sell uncovered call options unless otherwise permitted

under the "Options and Futures" discussion on p. 4-20.

Otherwise, in the case of options on an individual

security on the Exempt List (if it has not had a

prohibited rating change), an Access Person may trade the

greater of 5 contracts or sufficient option contracts to

control $20,000 in the underlying security; thus an

Access Person may trade 5 contracts even if this permits

the Access Person to control more than $20,000 in the

underlying security. Similarly, the Access Person may

trade more than 5 contracts as long as the number of

contracts does not permit him or her to control more than

$20,000 in the underlying security. Options transactions

on the stock of Price Group are prohibited. See p. 4-6.

These parameters are subject to change by the Ethics

Committee. An Access Person should be aware that if

prior clearance is granted for a specific number of

shares lower than the number requested, he or she may not

be able to receive permission to buy or sell additional

shares of the issuer for the next seven (7) calendar day

under this exemption.

Transactions Involving Exchange-Traded Index Options.

Generally, an Access Person may trade the greater of 5

contracts or sufficient contracts to control $20,000 in

the underlying securities; thus an Access Person may

trade 5 contracts even if this permits the Access Person

to control more than $20,000 in the underlying

securities. Similarly, the Access Person may trade more

than 5 contracts as long as the number of contracts does

not permit him or her to control more than $20,000 in the

underlying securities. These parameters are subject to

change by the Ethics Committee.

Please note that an option on a Unit Investment Trust

(e.g., QQQ) is not an exchange-traded index option and

does not fall under this provision. See the discussion

under General Information on Options and Futures below.

Client Limit Orders. The Equity Trading Desk or the TRP

International Compliance Team, as appropriate, may approve an

Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

The Access Person's trade will be entered as a market order;

and

The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

Japanese New Issues. All Access Persons are prohibited from

purchasing a security which is the subject of an IPO in

Japan.

Options and Futures. Please consult the specific section on

Exchange-Traded Index Options above for transactions in those options.

Before engaging in options and futures transactions,

Access Persons should understand the impact that the 60-

Day Rule and intervening client transactions may have

upon their ability to close out a position with a profit

(see page 4-21).

General Information on Options and Futures. If a

transaction in the underlying instrument does not

require prior clearance (e.g., National Government

Obligations, Unit Investment Trusts), then an options or

futures transaction on the underlying instrument does

not require prior clearance. However, all options and

futures transactions, except the commodity futures

transactions described on page 4-9, must be reported

even if a transaction in the underlying instrument would

not have to be reported (e.g., U.S. Government

Obligations). Transactions in publicly traded options

on Price Group stock are not permitted. See p. 4-6.

Options and Futures on Securities and Indices Not Held

by Clients of the Price Advisers. There are no specific

restrictions with respect to the purchase, sale or

writing of put or call options or any other option or

futures activity, such as multiple writings, spreads and

straddles, on a security (and options or futures on such

security) or index that is not held by any of the Price

Advisers' clients.

Options on Securities Held by Clients of the Price

Advisers. With respect to options on securities of

companies which are held by any of Price Advisers'

clients, it is the firm's policy that an Access Person

should not profit from a price decline of a security

owned by a client (other than an Index account).

Therefore, an Access Person may: (i) purchase call

options and sell covered call options and (ii) purchase

covered put options and sell put options. An Access

Person may not purchase uncovered put options or sell

uncovered call options, even if the issuer of the

underlying securities is included on the Exempt List,

unless purchased in connection with other options on the

same security as part of a straddle, combination or

spread strategy which is designed to result in a profit

to the Access Person if the underlying security rises in

or does not change in value. The purchase, sale and

exercise of options are subject to the same restrictions

as those set forth with respect to securities, i.e., the

option should be treated as if it were the common stock

itself.

Other Options and Futures Held by Clients of the Price

Advisers. Any other option or futures transaction with

respect to domestic or foreign securities held by any of

the Price Advisers' clients will be approved or

disapproved on a case-by-case basis after due

consideration is given as to whether the proposed

transaction or series of transactions might appear to or

actually create a conflict with the interests of any of

the Price Advisers' clients. Such transactions include

transactions in futures and options on futures involving

financial instruments regulated solely by the CFTC.

Closing or Exercising Option Positions. A transaction

initiated by an Access Person to exercise an option or to

close an option transaction must also receive prior

clearance. If an intervening client transaction in the

underlying security has occurred since the position was

opened, the Access Person may not receive prior clearance

to initiate a transaction to exercise the option or to

close out the position, as applicable.

Short Sales. Short sales by Access Persons are subject to

prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one

of the Price Advisers unless a transaction in that security

would not require prior clearance. All short sales are

subject to the 60-Day Rule described below.

The 60-Day Rule. Access Persons are prohibited from

profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days.

An "equivalent" security means any option, warrant,

convertible security, stock appreciation right, or similar

right with an exercise or conversion privilege at a price

related to the subject security, or similar securities with a value derived from the value of the subject security. Thus,

for example, the rule prohibits options transactions on or

short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access

Person has split his or her holdings into tax lots. For

example, if an Access Person buys 100 shares of XYZ stock on

March 1, 1998 and another 100 shares of XYZ stock on February

28, 2002, he or she may not sell any shares of XYZ stock at a profit for 60 days following February 28, 2002. The 60-Day

Rule "clock" restarts each time the Access Person trades in

that security.

Exemptions from the 60-Day Rule. The 60-Day Rule does

not apply to:

any transaction by a Non-Access Person except for

transactions in Price Group stock not exempted below;

any transaction exempt from prior clearance (e.g., exercise

of corporate stock option by Access Person spouse, systematic investment plan; see p. 4-9);

any transaction in a security in which either the

acquisition or the sale of that security did not require prior clearance (e.g., if an Access Person inherits a security, a

transaction that did not require prior clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

the purchase and sale or sale and purchase of exchange-

traded index options;

any transaction in Price Group stock effected through the

ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP); and

the exercise of "company-granted" Price Group stock options

and the subsequent sale of the derivative shares.

Prior clearance procedures do not check compliance with

the 60-Day Rule when considering a trading request.

Access Persons are responsible for checking their

compliance with this rule before entering a trade.

Access Persons may request a waiver from the 60-Day Rule.

Such requests should be directed in writing to the

Chairperson of the Ethics Committee. These waivers are

not routinely granted.

Investments in Non-Listed Securities Firms. Access Persons

may not purchase or sell the shares of a broker/dealer,

underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a Nasdaq

stock or permission is given under the private placement

procedures (see pp. 4-11; 4-14).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT

OWNERSHIP. If an employee or an independent director of Price

Group or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares

beneficially owned. The independent directors of the Savings

Bank are not required to make such reports, except as they may be specifically requested from time to time to do so by the Savings

Bank in accordance with regulatory or examination requirements.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition

applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone).

This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to Baltimore

Legal/Compliance or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS.

Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person is required by United States securities laws to disclose in

writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities

Holdings Report") (see page 4-4 for definition of the term

Beneficial Owner) and provide or reconfirm the information

regarding all of his or her securities accounts. The form to provide the Securities Holding Report will be provided upon

commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance (U.S.-based personnel)

or the TRP International Compliance Team (International

personnel). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

All Access Persons are also required to file a Personal

Securities Report, consisting of a Statement of Personal

Securities Holdings and a Securities Account Verification Form

Report, on an annual basis. The reports must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities

Transactions, and Reports of Securities Accounts.

SANCTIONS. Strict compliance with the provisions of this

Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics

Committee, Baltimore Legal/Compliance, and the TRP International

Compliance Team are primarily responsible for administering this

Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this

Statement and to otherwise prevent and detect violations.

Violations by Access Persons, Non-Access Persons and

Directors of Price Group. Upon discovering a material

violation of this Statement by any person or entity other

than an independent director of a Price Fund, the Ethics

Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or

suspension, a fine, a suspension of trading privileges or

termination of employment and/or officership of the violator.

In addition, the violator may be required to surrender to

Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement

shall be reported to the Board of Directors of Price Group

and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

Violations by Independent Directors of Price Funds. Upon

discovering a material violation of this Statement by an

independent director of a Price Fund, the Ethics Committee

shall report such violation to the Board on which the

director serves. The Price Fund Boards will impose such

sanctions as they deem appropriate.